Exhibit 99.3

HARRAH’S OPERATING COMPANY, INC.

Offers to Exchange up to $4,932,417,000

Aggregate Principal Amount of its

Registered 10.75% Senior Notes due 2016 and $1,402,583,000

Aggregate Principal Amount of its

10.75%/11.5% Senior Toggle Notes due 2018

For Any and All of its Outstanding

10.75% Senior Notes due 2016 and

10.75%/11.5% Senior Toggle Notes due 2018

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON October         , 2008, UNLESS EXTENDED.

October         , 2008

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Harrah’s Operating Company, Inc. (the “Issuer”) is offering, upon the terms and subject to the conditions set forth in the Prospectus dated October         , 2008 (the “Prospectus”) and the accompanying Letter of Transmittal enclosed herewith (which together constitute the “Exchange Offers”) to exchange its 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018 (together with the 10.75% Senior Notes due 2016, the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its outstanding 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018 (the “Original Notes”). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Original Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of additional interest to the holders of the Original Notes under certain circumstances relating to the Registration Rights Agreement, dated February 1, 2008, among the Issuer and the initial purchasers of the Original Notes.

THE EXCHANGE OFFERS ARE SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE “THE EXCHANGE OFFERS—CERTAIN CONDITIONS TO THE EXCHANGE OFFERS” IN THE PROSPECTUS.

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1. The Prospectus, dated October         , 2008;

2. The Letter of Transmittal for your use (unless Original Notes are tendered by an Agent’s Message) and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Original Notes);

3. A form of letter which may be sent to your clients for whose accounts you hold Original Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers;

4. A Notice of Guaranteed Delivery;

5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. A return envelope addressed to U.S. Bank National Association, the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER         , 2008, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD ORIGINAL NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

In all cases, exchange of Original Notes accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Original Notes, or confirmation of book entry transfer of such Original Notes, as the case may be, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent’s Message and (c) any other required documents.

Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available or (ii) who cannot deliver their Original Notes, the Letter of Transmittal or an Agent’s Message and in either case together with any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Original Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes residing in any jurisdiction in which the making of the Exchange Offers or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The Issuer will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchange of notes pursuant to the Exchange Offers. The Issuer will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of notes to them except as otherwise provided in Instruction 5 of the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offers or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent by telephone at (800) 934-6802 or by facsimile (for eligible institutions only) at (651) 495-8158.

Very truly yours,

Harrah’s Operating Company, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT, OF THE ISSUER OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF THE ISSUER IN CONNECTION WITH THE EXCHANGE OFFERS OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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